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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting  Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        DOSKOCIL COMPANIES INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Common Stock of New Doskocil Incorporated
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     2) Aggregate number of securities to which transaction applies:
        12,433,705
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        $8.19 -- Average price of Registrant's common stock on February 16, 1995
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        $ 101,800,960
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     5) Total fee paid:
        $ 35,121
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/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        $35,121
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     2) Form, Schedule or Registration Statement No.:
        33-57773
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     3) Filing Party:
        New Doskocil Incorporated
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     4) Date Filed:
        February 17, 1995
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April 10, 1995

To our Shareholders and Friends:

I am pleased to introduce you to Foodbrands America, Inc., the new name for Doskocil Companies Incorporated. Our common stock is now traded on Nasdaq under the symbol "FBAI".

We are making the name change to better communicate who we are and where we are going. We have grown beyond the historic focus of a meat company with the addition of several well-established, leading brands of frozen appetizers, pasta, gourmet salads and Mexican and Italian specialties. In fact, over 20% of current business is non-meat and we expect that percentage to grow. The name change will give the Company an identity that more appropriately represents our mission and our future. The name Foodbrands America reflects an energized spirit and a growing passion to succeed in better serving our customers, and providing value to our investors.

Sales for 1994 increased 15.8% to $750 million and operating income rose 18.8% before a restructuring charge. This improved performance was indicative of the strategic initiatives we implemented during 1994. The growth was attributed to the acquired Specialty Brands Division of International Multifoods and growth in our Deli and Food Service Divisions which was partially offset by weakness in our Retail Division. We added four new key members to our management team during the last year, all helping to improve earnings and strengthen our competitive position going forward.

Foodbrands America produces, markets and distributes a wide range of branded and processed food products under a number of proprietary brand names. Wilson Foods-R-, Corn King-R-, Wilson's Continental Deli-R- and American Favorite-TM-, products are marketed to the retail and instore delis with numerous specialty products. Doskocil Food Service markets products to the foodservice trade and is the leader in foodservice pepperoni and precooked pizza toppings. Fred's-R-appetizers offer over 83 top-selling frozen appetizers. Rotanelli's-R- frozen stuffed pasta is our popular authentic made-from-scratch pasta products line. Posada-R-, Butcher Boy-R-, Marquez-R- and Little Juan-R- include the nation's leading foodservice burritos plus hand-made enchiladas, taquitos and tamales.

We are proud of the excellent team we have put together to lead the Company into the next era of growth and success. We look forward to sharing our success with you in the future.

Sincerely,

R. Randolph Devening
Chairman, President and Chief Executive Officer